UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 23, 2004

WH Intermediate Holdings Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-101188	98-0379050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 309 GT Ugland House South Church Street Grand Cayman, Cayman Islands
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 410-9600

N/A
(Former name or former address, if changed since last report.)

Item 9.  Regulation FD Disclosure.

On February 23, 2004, WH Intermediate Holdings Ltd. and Herbalife International, Inc. issued a press release, a copy of which is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

None.

(b)                                  Pro Forma Financial Information.

None.

(c)                                  Exhibits.

99.1                           Press release issued by WH Intermediate Holdings Ltd. and Herbalife International, Inc. on February 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WH INTERMEDIATE HOLDINGS LTD.

Date: February 23, 2004	/s/ WILLIAM D. LOWE
William D. Lowe,
Senior Vice President &
Principal Financial and
Accounting Officer